UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 N. Glebe Road Arlington, Virginia		22203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (703) 258-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

(a)  On November 11, 2005, the stockholders of Watson Wyatt & Company Holdings (the “Company”) approved the Watson Wyatt & Company Holdings Incentive Compensation Plan (the “Plan”) to govern the award and payment of bonuses to certain Company executives.  The Plan was approved and adopted by the board of directors, upon recommendation by the Compensation Committee of the board (the “Committee”), on September 28, 2005.  The purpose of the Plan is to provide a framework that is consistent with Section 162(m) of the Internal Revenue Code (the “Code”) under which the Company can operate certain executive bonus programs.  Accordingly, the Company has structured the Plan to satisfy the requirements of Section 162(m) of the Code for “performance-based” compensation.  The bonus programs are designed to enhance the Company’s ability to attract and retain qualified executives and to provide financial performance incentives to those executives.

The Plan will be administered by the Committee.  Each executive officer of the Company who is employed by the Company or one of its affiliates on the last day of the Company’s fiscal year or of any other performance period established by the Committee is automatically a participant in the Plan.  Not later than 90 days after the commencement of each fiscal year of the Company (or, if earlier, the expiration of 25% of a performance period), the Committee, in writing, may designate one or more performance periods (which may overlap or run concurrently) and may affirm the applicability of the Plan’s formula for determining the maximum incentive award for each participant for such performance period(s).  The maximum incentive award payable to the CEO under the Plan with respect to a given performance period is 2.5% of the Company’s Net Income (as defined in the Plan) for that period and for any other participant is 1.5% of the Company’s Net Income for the performance period.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1.  For additional information regarding the Plan, refer to Proposal No. 2 (Proposal to Approve the Watson Wyatt & Company Holdings Incentive Compensation Plan) on pp. 27-29 of the Company’s 2005 Proxy Statement, as filed with the Securities and Exchange Commission on October 11, 2005 (SEC File No. 001-16159), which is incorporated herein by reference.

(b) On November 11, 2005, the stockholders of the Company approved an amendment to the Watson Wyatt & Company Holdings Amended Compensation Plan for Outside Directors (“Outside Directors’ Plan”) to increase the number of shares of common stock available for issuance under the Outside Directors’ Plan to 150,000 (from 75,000), subject to adjustments for stock splits, stock dividends and similar transactions, including extraordinary distributions of cash or stock.  The board of directors approved this amendment on September 28, 2005.

The foregoing summary description of the Outside Directors’ Plan is qualified in its entirety by reference to the actual terms of the Outside Directors’ Plan, which is attached hereto as Exhibit 10.2.  For additional information regarding the Outside Directors’ Plan, refer to Proposal No. 3 (Proposal to Increase the Number of Shares Which May Be Issued Under the Amended Compensation Plan for Outside Directors) on pp. 30-31 of the Company’s 2005 Proxy Statement, as filed with the Securities and Exchange Commission on October 11, 2005 (SEC File No. 001-16159), which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this Report:

Exhibit Number	Description

10.1	Watson Wyatt & Company Holdings Incentive Compensation Plan

10.2	Watson Wyatt & Company Holdings Amended Compensation Plan for Outside Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT & COMPANY HOLDINGS
(Registrant)

Date: November 17, 2005	BY:	/s/ Carl D. Mautz
	Name:	Carl D. Mautz
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Watson Wyatt & Company Holdings Incentive Compensation Plan

10.2	Watson Wyatt & Company Holdings Amended Compensation Plan for Outside Directors